UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 24, 2010, each of Bonnie Reiss, Richard Kelson, Govi Rao and Daryl Snadon (the “Resigning Directors”) notified Lighting Science Group Corporation (the “Company”) that he or she resigned from the board of directors of the Company, effective upon, and subject to, the election or appointment of a successor to his or her position. In addition, on March 24, 2010 the remaining members of the board of directors elected and appointed Zachary S. Gibler to fill a vacancy on the board of directors that arose more than two years ago, and elected and appointed Carlos M. Gutierrez, Michael W. Kempner, Joseph C. Montana, Jr. and T. Michael Moseley (collectively, the “New Directors”) to serve as directors filling the vacancies left by the Resigning Directors.

On March 24, 2010, the board of directors also appointed each of the New Directors to the following committee and chairperson positions: Mr. Gibler was appointed as Chairman of the board of directors, Chairman of the Executive Committee and Chairman of the Strategy Committee; Mr. Gutierrez was appointed to the Executive Committee, Audit Committee, Compensation Committee and Strategy Committee; Mr. Kempner was appointed to the Governance Committee and Chairman of the Marketing Committee; Mr. Montana was appointed to the Compensation Committee and Marketing Committee; and Mr. Moseley was appointed to the Audit Committee, Governance Committee and Marketing Committee.

On March 30, 2010, the Company issued a press release announcing that the New Directors joined the Company’s board of directors. Set forth below is information concerning the new directors:

Zachary S. Gibler, 43, joined the Company as Vice President of Business Development in October 2007 and until June 2009 served as the Company’s Chief Business Development Officer. Mr. Gibler was appointed to serve as Chief Executive Officer of the Company on June 11, 2009. Prior to joining the Company, from 1994 until 2007, Mr. Gibler held a variety of positions in sales management, marketing, and technology development with Acuity Brands, Inc., a corporation headquartered in Atlanta, Georgia that designs, produces and distributes indoor and outdoor lighting fixtures and related products. Mr. Gibler most recently served Acuity Brands from 2004 to 2007 by holding the position of Vice President of Product and Market Development for Holophane Lighting, Inc., one of its subsidiaries. Effective January 1, 2010, Mr. Gibler became an operating advisor for Pegasus Capital Advisors, L.P. (“Pegasus Capital”), an affiliate of LED Holdings, LLC (“LED Holdings”) and Pegasus Partners IV, L.P. (“Pegasus IV”), the Company’s largest stockholders that collectively beneficially owned 87.1% of the Company’s common stock as of March 3, 2010.

Carlos M. Gutierrez, 56, was the United States Secretary of Commerce from 2005 to 2009, appointed by President George W. Bush. Mr. Gutierrez is also formerly the Chairman of the Board and Chief Executive Officer of the Kellogg Company. He is currently a television news contributor for CNBC and serves as a director for United Technologies Corporation, GLW Corning and Occidental Petroleum. He is also a member of the Board of Trustees of the Woodrow Wilson International Center for Scholars and a National Trustee to the University of Miami’s Board of Trustees. Mr. Gutierrez is an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, the Company’s largest stockholders that collectively beneficially owned 87.1% of the Company’s common stock as of March 3, 2010.

Michael W. Kempner, 51, is the founder, president and chief executive officer of MWW Group. Mr. Kempner is a nationally recognized authority on investor relations, public affairs, business-to-business, and consumer marketing and corporate social responsibility, and Mr. Kempner has successfully guided corporate communications programs for numerous companies. Mr. Kempner is an operating advisor for Pegasus Capital, an affiliate of LED Holdings and Pegasus IV, the Company’s largest stockholders that collectively beneficially owned 87.1% of the Company’s common stock as of March 3, 2010.

Joseph C. “Joe” Montana, Jr., 53, is best known as one of the greatest quarterbacks in the history of the National Football League. Starting in 1979, Mr. Montana played 14 seasons for the San Francisco 49ers, winning four Super Bowl Championships and then two seasons with the Kansas City Chiefs. In 2000, Mr. Montana was elected to the Pro Football Hall of Fame. He is a founder of the MVP Performance Institute, a consulting company that offers training to improve individual and organizational performance through lectures, books and training camps. Mr. Montana is also a founding partner of HRJ Capital, which raises money from professional athletes and invests it with a small number of top-tier venture capital funds. Mr. Montana also owns a real estate investment company, Montana Property Group, and operates the Four Rings Montana Family Foundation, a charitable foundation.

T. Michael Moseley, 60, is a retired United States Air Force four-star general. Mr. Moseley is a fighter pilot with more than 2,800 flight hours, many in the F-15 Eagle. Mr. Moseley’s final Air Force assignment was Chief of Staff of the Air Force. He retired from the Air Force in August 2008. Mr. Moseley is an operating advisor for Pegasus Capital Advisors, L.P., an affiliate of LED Holdings, LLC and Pegasus Partners IV, L.P., the Company’s largest stockholders that collectively beneficially owned 87.1% of the Company’s common stock as of March 3, 2010.

Subject to the approval of the board of directors, as compensation for serving as non-employee directors in 2010, all non-employee directors (including the New Directors) are entitled to: (i) $40,000 paid in equal quarterly installments within 30 days of the end of each calendar quarter; (ii) 3,000 options to purchase common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the day of issuance, issued in equal quarterly installments within 30 days of the end of each calendar quarter, subject to the Company’s Amended and Restated Equity-Based Compensation Plan and execution of the Company’s non-qualified stock option agreement; (iii) $80,000 in restricted common stock of the Company; and (iv) receive compensation through the Company’s “Rainmaker” program to the extent that they facilitate sales of the Company’s products to certain identified customers.

Section 8 – Other Events

Item 8.01	Other Events.

On March 30, 2010, the Company issued a press release announcing that the New Directors have joined the Company’s board of directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: March 30, 2010	By:	/S/ JOHN D. MITCHELL, JR.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release.